SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              _____________________



                         Date of report: October 8, 2003
                        (Date of earliest event reported)



                            eLEC Communications Corp.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


                         0-4465                   13-2511270
                  (Commission File No.)      (I.R.S. Employer
                                             Identification No.)


                                75 South Broadway
                          White Plains, New York 10601
               (Address of principal executive offices; zip code)

                                 (914) 682-0214
              (Registrant's telephone number, including area code)


                                 543 Main Street
                          New Rochelle, New York 10801
          (Former Name or Former Address, if changed Since Last Report)



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Item 2. Acquisition or Disposition of Assets.
        -------------------------------------

     On October 8, 2003, eLEC Communications Corp., a New York corporation ("eLEC"), sold the land and building of its corporate headquarters at 543 Main Street New Rochelle, New York to Bluegill Realty, LLC ("Bluegill"), pursuant to the terms of an Agreement of Purchase and Sale dated as of June 2, 2003, and amended as of August 14, 2003 (the "Purchase Agreement"). In connection with such sale, eLEC has paid off a mortgage loan on the building of $1.1 million.

     In consideration for the land and building transferred to Bluegill, Bluegill paid eLEC a cash amount of $2.2 million, $100,000 of which has been designated for an escrow account to fund the removal of an oil tank located on the property. The escrow amount represents the maximum cost to eLEC for such tank removal activities, and any unused escrow funds will be returned to eLEC upon the satisfying of certain environmental tests and certifications.


Item 9. Regulation FD Disclosure.
        -------------------------

     eLEC sold its wholly-owned subsidiary, Essex Communications, Inc. ("Essex") to Glad Holdings LLC on September 11, 2003. At the time of the sale, Essex had no significant assets on its books, except for certain past due trade accounts receivable that were fully reserved. Essex had discontinued its operations on December 31, 2002 when certain of its assets were sold and various of its liabilities were assumed by Essex Acquisition Corp. ("EAC"). EAC had guaranteed payment of the assumed liabilities, but those liabilities that had not been paid or settled by EAC remained recorded on the books of Essex. The sale of Essex adds approximately $7,000,000 in net book value to the consolidated financial statements of eLEC. In consideration for all the outstanding shares of Essex, eLEC received a cash amount of $100. Attached as Exhibit 99.2 is a Press Release dated October 14, 2003 announcing the transaction.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

     (b)  Pro Forma Financial Information.

          Pro forma financial information, if any, required by this item will be filed by amendment within sixty (60) days from the date hereof.

     (c)  The Company hereby furnishes the following exhibits:

          10.1 Agreement of Purchase and Sale dated as of June 2, 2003, between the Company and Bluegill.

          10.2 First Amendment of Purchase and Sale Agreement dated as of August 14, 2002, between the Company and Bluegill.

          99.1 Press Release dated October 9, 2003 issued by the Company.

          99.2 Press Release dated October 14, 2003 issued by the Company.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 17, 2003

                                          eLEC COMMUNICATIONS CORP.
                                              (Registrant)

                                          By:    /s/Paul H. Riss
                                                 -------------------------------
                                          Name:  Paul H. Riss
                                          Title: Chief Executive Officer




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